Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-44617, 333-72523, 333-44314, 333-56688, 333-58838, 333-87594 and 333-101087) on Form S-4 (Nos. 333-56020 and 333-109209) and on Form S-8 (Nos. 333-30963, 333-30965, 333-61721, 333-45228, 333-45230, 333-84592 and 333-111320) of PLATO Learning, Inc. of our report dated January 16, 2006, which appears in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 17, 2006